UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

Farmers and Merchants Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) and (b) Voting Results.

At the annual meeting of stockholders of Farmers and Merchants Bancshares, Inc. (the “Company”) held on April 24, 2018, the stockholders voted on the four proposals set forth below. These proposals were submitted to a vote through the solicitation of proxies. The results of the votes are set forth below.

Proposal 1 – Election of three nominees to serve on the Company’s Board of Directors until the 2022 annual meeting of stockholders and until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Edward A. Halle, Jr.	1,059,373	15,817	104,401
Louna S. Primm	1,052,243	22,947	104,401
Teresa L. Smack	1,047,820	27,370	104,401

Proposal 2 – Adoption of a non-binding advisory resolution approving the compensation paid to the Company’s named executive officers in 2017 (the “Say-on-Pay Vote”):

For	Against	Abstain	Broker Non-Votes
1,058,554	7,449	9,187	104,401

Proposal 3 – Recommendation, by non-binding advisory vote, of the frequency of future Say-on-Pay Votes (every 1 year, every 2 years, or every 3 years):

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
125,287	928,322	6,085	15,496	104,401

Proposal 4 – Ratification of the Appointment of Rowles & Company LLP as the Company’s independent registered public accounting firm for 2018:

For	Against	Abstain	Broker Non-Votes
1,179,309	-	282	-

(d) Frequency of Future Say-on-Pay Votes.

After considering the voting results with respect to Proposal 3 discussed above, the Company’s Board of Directors has decided that future Say-on-Pay Votes will be held every 2 years, commencing with the 2020 annual meeting of stockholders and continuing thereafter until such time that the frequency vote is next presented to stockholders or until the Board of Directors determines otherwise.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: April 26, 2018	By:	/s/ James R. Bosley, Jr.
James R. Bosley, Jr.
President & CEO

3